Exhibit 4.3

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                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 17, 1996

                                     Among

                       ILLINOIS CENTRAL RAILROAD COMPANY

                                   as Issuer

                                      and

                             LEHMAN BROTHERS INC.

                                      and

                              Merrill Lynch & Co.
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                             as Initial Purchasers




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                               TABLE OF CONTENTS

                                                                          Page


            1.    Definitions..............................................  1

            2.    Exchange Offer...........................................  4

            3.    Shelf Registration.......................................  9

            4.    Liquidated Damages....................................... 11

            5.    Registration Procedures.................................. 13

            6.    Registration Expenses.................................... 23

            7.    Indemnification.......................................... 24

            8.  Rules 144 and 144A......................................... 28

            9.  Underwritten Registrations................................. 28

            10.  Miscellaneous............................................. 29
                  (a)  No Inconsistent Agreements.......................... 29
                  (b)  Adjustments Affecting Registrable
                          Debentures....................................... 29
                  (c)  Amendments and Waivers.............................. 29
                  (d)  Notices............................................. 29
                  (e)  Successors and Assigns.............................. 31
                  (f)  Counterparts........................................ 31
                  (g)  Headings............................................ 31
                  (h)  Governing Law....................................... 31
                  (i)  Severability........................................ 31
                  (j)  Third Party Beneficiaries........................... 32
                  (k)  Entire Agreement.................................... 32
                  (l)  Underwriting A.greement............................. 32
                  (m)  Termination......................................... 32






                         REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (the "Agreement") is dated as of December 17, 1996 among Illinois Central Railroad Company, a Delaware corporation (the "Company"), Lehman Brothers Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers").

            This Agreement is entered into in connection with the Purchase Agreement, dated December 12, 1996, among the Company and the Initial Purchasers (the "Purchase Agreement") which provides for the sale by the Company to the Initial Purchasers of $125,000,000 aggregate principal amount of the Company's 7.70% Debentures due 2096 (the "Debentures"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Debentures under the Purchase Agreement.

            The parties hereby agree as follows:

            1.    Definitions.

            As used in this Agreement, the following terms shall have the following meanings:

            Advice:  As defined in the last paragraph of Section 5 hereof.

            Agreement:  As defined in the introductory paragraphs hereto.

            Applicable Period:  As defined in Section 2(b) hereof.

            Company:  As defined in the introductory paragraphs hereto.

            Effectiveness Date:  The 180th day after the Issue Date.

            Effectiveness Period:  As defined in Section 3(a) hereof.

            Event Date:  As defined in Section 4(b) hereof.

            Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Exchange Debentures:  As defined in Section 2(a) hereof.

            Exchange Offer:  As defined in Section 2(a) hereof.

            Exchange Offer Registration Statement: As defined in Section 2(a) hereof.

            Filing Date:  The 90th day after the Issue Date.

            Holder: Any holder of a Registrable Debenture or Registrable Debentures.

            Indemnified Person:  As defined in Section 7(c) hereof.

            Indemnifying Person:  As defined in Section 7(c) hereof.

            Indenture: The Indenture, dated as of July 25, 1996, as supplemented by the First Supplemental Indenture dated as of December 17, 1996, between the Company and The Chase Manhattan Bank, as Trustee, pursuant to which the Debentures are being issued, and as further amended or supplemented from time to time in accordance with the terms thereof.

            Initial Purchasers: As defined in the introductory paragraphs hereto.

            Inspectors:  As defined in Section 5(o) hereof.

            Issue Date: The date on which the Debentures were originally issued under the Indenture.

            Liquidated Damages:  As defined in Section 4(a) hereof.

            NASD:  As defined in Section 5(t) hereof.

            Debentures:  As defined in the introductory paragraphs hereto.

            Participant:  As defined in Section 7(a) hereof.

            Participating Broker-Dealer:  As defined in Section 2(b) hereof.

            Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

            Private Exchange:  As defined in Section 2(b) hereof.

            Private Exchange Debentures:  As defined in Section 2(b) hereof.

            Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            Purchase Agreement: As defined in the introductory paragraphs hereto.

            Records:  As defined in Section 5(o) hereof.

            Registrable Debentures: Each Debenture upon original issuance of the Debentures and at all times subsequent thereto, each Exchange Debenture as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Debenture upon original issuance thereof and at all times subsequent thereto, until in the case of any such Debenture, Exchange Debenture or Private Exchange Debenture, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Debenture as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Debenture, Exchange Debenture or such Private Exchange Debenture having been declared effective by the SEC and such Debenture or such Private Exchange Debenture, as the case may be, having been disposed of in accordance with such effective Registration Statement, (ii) such Debenture, Exchange Debenture or Private Exchange Debenture, as the case may be, being eligible for sale to the public pursuant to Rule 144, (iii) such Debenture having been exchanged for an Exchange Debenture pursuant to an Exchange Offer which may be resold without restriction under state and federal securities laws, or (iv) such Debenture, Exchange Debenture or Private Exchange Debenture, as the case may be, ceasing to be outstanding for purposes of the Indenture.

            Registration Default:  As defined in Section 4(a) hereof.

            Registration Statement: Any registration statement of the Company, including, but not limited to, the Exchange Offer Registration Statement and the Shelf Registration Statement, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

            Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

            Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

            Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            SEC:  The Securities and Exchange Commission.

            Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Shelf Notice:  As defined in Section 2(c) hereof.

            Shelf Registration Statement:  As defined in Section 3(a) hereof.

            Subsequent Shelf Registration Statement: As defined in Section 3(b) hereof.

            TIA:  The Trust Indenture Act of 1939, as amended.

            Trustee: The trustee under the Indenture and, if applicable, the trustee under any subsequent indenture governing the Exchange Debentures and Private Exchange Debentures (if any).

            Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

            2.    Exchange Offer.

                  (a) The Company shall file with the SEC no later than the Filing Date, a registration statement under the Securities Act with respect to a registered offer to exchange (the "Exchange Offer") any and all of the Registrable Debentures (other than Private Exchange Debentures, if any) for a like aggregate principal amount of debt securities of the Company which are substantially similar in all material respects to the Debentures (the "Exchange Debentures"), except that the Exchange Debentures shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon, and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall be registered under the Securities Act on an appropriate form (the "Exchange Offer Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company shall use reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Debentures in exchange for surrender of the Debentures. The Company will keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders. For purposes of this
Section 2(a) only, if after such Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Debentures thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Debentures received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Debentures in violation of the provisions of the Securities Act, and (iii) such Holder is not an affiliate of the Company within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Debentures that are Private Exchange Debentures and Exchange Debentures held by Participating Broker-Dealers, and the Company shall have no further obligations to register Registrable Debentures pursuant to Section 3 hereof (other than Private Exchange Debentures and other than in respect of any Exchange Debentures as to which clause 2(c)(iv) hereof applies). No securities other than the Exchange Debentures shall be included in the Exchange Offer Registration Statement.

            (b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement certain information necessary to allow a broker-dealer who holds Debentures that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Debentures acquired directly from the Company or one of the Company's affiliates) to exchange such Debentures pursuant to the Exchange Offer and to satisfy the prospectus delivery requirements in connection with resales of Exchange Debentures received by such broker-dealer in the Exchange Offer, including a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the Division of Corporation Finance of the SEC (the "Staff") with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Debentures received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the Staff or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the Staff. Such "Plan of Distribution" section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Debentures. Each broker-dealer that receives Exchange Debentures for its own account in exchange for Debentures where such Debentures were acquired by such broker-dealer as a result of market-making activities must acknowledge that it will comply with any prospectus delivery requirements under the Securities Act in connection with any resale of Exchange Debentures.

            The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Debentures; provided, however, that such period shall not exceed 120 days after the Exchange Offer Registration Statement is declared effective (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

            If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Debentures acquired by them and having, or which are reasonably likely to be determined to have, the status of any unsold allotment in the initial distribution, or any other Holder is not entitled to participate in the Exchange Offer, the Company upon the request of the Initial Purchasers or any such Holder shall simultaneously with the delivery of the Exchange Debentures in the Exchange Offer, issue and deliver to the Initial Purchasers and any such Holder, in exchange (the "Private Exchange") for such Debentures held by the Initial Purchasers and any such Holder, a like principal amount of debt securities of the Company that are substantially similar in all material respects to the Exchange Debentures except for any such restrictions on transfer that, in the opinion of counsel for the Company, are required under the Securities Act (the "Private Exchange Debentures") (and which are issued pursuant to the same indenture as the Exchange Debentures); provided, however, the Company shall not be required to effect such exchange if, in the written opinion of counsel for the Company (a copy of which shall be delivered to the Initial Purchasers and any Holder affected thereby), such exchange cannot be effected without registration under the Securities Act.
The Private Exchange Debentures shall bear the same CUSIP number as the Exchange Debentures.

            Interest on the Exchange Debentures and the Private Exchange Debentures will accrue (A) from the last interest payment date on which interest was paid on the Debentures surrendered in exchange therefor or (B) if no interest has been paid on the Debentures, from the Issue Date.

            In connection with the Exchange Offer, the Company shall:

            (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, the City of New York;

            (3) permit Holders to withdraw tendered Debentures at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

            (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

            As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

            (1) accept for exchange all Debentures tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

            (2) deliver to the Trustee for cancellation all Debentures so accepted for exchange; and

            (3) cause the Trustee to authenticate and deliver promptly to each Holder of Debentures, Exchange Debentures or Private Exchange Debentures, as the case may be, equal in principal amount to the Debentures of such Holder so accepted for exchange.

            The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or the Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the Staff, (ii) no action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange and no material adverse development has occurred in any existing action or proceeding with respect to the Company and (iii) all governmental approvals have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange.

            The Exchange Debentures and the Private Exchange Debentures may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that the Exchange Debentures shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Debentures, the Private Exchange Debentures and the Debentures shall vote and consent together on all matters as one series and that neither the Exchange Debentures, the Private Exchange Debentures or the Debentures will have the right to vote or consent as a separate series on any matter.

            (c)   If (i) the Company determines in reasonably good faith that
(x) any changes in law or in the applicable interpretations of the Staff of the SEC do not permit the Company to effect an Exchange Offer prior to the Effectiveness Date, or (y) that the Exchange Debentures would not be tradeable upon receipt by the Holders that participate in the Exchange Offer without restriction under applicable state and federal securities laws (other than due solely to the status of a Holder as an affiliate of the Company within the meaning of the Securities Act), (ii) the Exchange Offer is not consummated within 210 days of the Issue Date, (iii) any holder of Private Exchange Debentures so requests within 180 days after the consummation of the Private Exchange, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Debentures on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and so notifies the Company within 60 days after such Holder first becomes aware of any such restriction and provides the Company with a reasonable basis for its conclusion, in the case of each of clauses (i), (ii), (iii) and (iv) of this sentence, then the Company shall promptly deliver to the Holders of Registrable Debentures and the Trustee written notice thereof (the "Shelf Notice") and, at the Company's cost, shall, as promptly as practicable, file a Shelf Registration pursuant to Section 3 hereof.


            3.    Shelf Registration

            If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

            (a) Shelf Registration. The Company, at its cost, shall, as promptly as practicable, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Debentures (the "Shelf Registration Statement"). If the Company shall not have filed an Exchange Offer Registration Statement, the Company shall use its diligent best efforts to file with the SEC the Shelf Registration Statement as promptly as practicable, but no later than 30 days from the delivery of the Shelf Notice. The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Debentures for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Debentures to be included in the Shelf Registration Statement or any Subsequent Shelf Registration Statement.

            The Company shall use its diligent best efforts to cause the initial Shelf Registration Statement to be declared effective under the Securities Act by the 210th day after the Issue Date and to keep the Shelf Registration Statement continuously effective under the Securities Act until the date which is three years after its effective date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Debentures covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Debentures has been declared effective under the Securities Act. The Company will be permitted to suspend the use of the Prospectus which is part of the Shelf Registration Statement for a period not to exceed 30 days in any three-month period or two periods not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filing with the SEC and similar events

            (b) Subsequent Shelf Registrations. If the initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within 30 days after such cessation of the effectiveness, amend the Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Debentures (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used hereinafter the term "Shelf Registration Statement" means the Shelf Registration Statement and any Subsequent Shelf Registration Statement.

            (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Debentures covered by such Registration Statement or by any underwriter of such Registrable Debentures.

            (d)   Hold-Back Agreements

            (1) Restrictions on Public Sale by Holders of Registrable Debentures. Each Holder of Registrable Debentures whose Registrable Debentures are covered by a Shelf Registration Statement filed pursuant to this Section 3 (which Registrable Debentures are not being sold in the underwritten offering described below) agrees, if requested (pursuant to a timely written notice) by the Company or the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Debentures or a similar security of the Company, including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten offering), during the period beginning 20 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Company or by the managing underwriter or underwriters; provided, however, that each holder of Registrable Debentures shall be subject to the hold-back restrictions of this Section 3(d)(1) only once during the term of this Agreement.

                  The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the class of securities covered by such Shelf Registration Statement (except as part of such underwritten offering) during such period unless it has provided 30 days' prior written notice of such sale or distribution to the Company or the managing underwriter or underwriters, as the case may be.

            (2)   Restrictions on the Company and Others.  The Company agrees
      (A) not to effect any public or private sale or distribution (including, without limitation, a sale pursuant to Regulation D under the Securities
      Act) of any securities the same as or similar to those covered by a Shelf Registration Statement filed pursuant to this Section 3, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, the commencement of an underwritten public distribution of Registrable Debentures, where the managing underwriter or underwriters so requests; (B) to include in any agreements entered into by the Company on or after the date of this Agreement (other than any underwriting agreement relating to a public offering registered under the Securities Act) pursuant to which the Company issues or agrees to issue securities the same as or similar to the Debentures a provision that each holder of such securities that are the same as or similar to Debentures issued at any time on or after the date of this Agreement agrees not to effect any public or private sale or distribution, or request or demand the registration, of any such securities (or any securities convertible into or exchangeable or exercisable for such securities) during the period referred to in clause (A) of this Section 3(d)(2), including any sale pursuant to Rule 144 or Rule 144A; and (C) not to grant or agree to grant any "piggy-back registration" or other similar rights to any holder of the Company's or any of their respective subsidiaries' securities issued on or after the date of this Agreement with respect to any Registration Statement.

            4.    Liquidated Damages

            (a) The Company and the Initial Purchasers agree that the Holders of Debentures will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay to each Holder of Debentures liquidated damages ("Liquidated Damages"), accruing after the occurrence of a Registration Default (as defined below) in the manner set forth below, at a rate per annum equal to 0.5% of the principal amount of Debentures held by such Holder. Each event referred to in clauses (i) through (iii) below will constitute a "Registration Default" and each such event shall be given independent effect:

                      (i) if the Exchange Offer Registration Statement has not
            been filed on or prior to the 90th calendar day following the Issue Date and a Shelf Notice has not been delivered with respect to all Debentures eligible for exchange in the Exchange Offer on or prior to such 90th calendar day, then commencing on the 91st day after the Issue Date, the Company shall pay Liquidated Damages over and above the accrued interest on the Debentures;

                     (ii) if the Exchange Offer Registration Statement is not
            declared effective by the SEC on or prior to the 180th calendar day following the Issue Date and a Shelf Notice has not been delivered with respect to all Debentures eligible for exchange in the Exchange Offer on or prior to such 180th calendar day, then commencing on the 181st day after the Issue Date, the Company shall pay Liquidated Damages on the Debentures to be exchanged for Exchange Debentures included or which should have been included in such Exchange Offer Registration Statement over and above the accrued interest on the Debentures; and

                    (iii) if (A) the Exchange Offer is not consummated on or
            prior to the 210th calendar day following the Issue Date and a Shelf Notice has not been delivered with respect to all Debentures eligible for exchange in the Exchange Offer on or prior to such 210th calendar day, (B) the Shelf Registration Statement is not declared effective on or prior to the 210th calendar day following the Issue Date or (C) if applicable, the Shelf Registration Statement has been declared effective and ceases to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective, then commencing on the day immediately following the date of such Registration Default, the Company shall pay Liquidated Damages over and above the accrued interest on the Debentures;

provided, however, that (1) upon the filing of the Exchange Offer Registration Statement or the delivery of a Shelf Notice with respect to all Debentures eligible for exchange in the Exchange Offer (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the delivery of a Shelf Notice with respect to all Debentures eligible for exchange in the Exchange Offer (in the case of clause (ii) of this Section 4(a)), or (3) upon the consummation of the Exchange Offer or the delivery of a Shelf Notice with respect to all Debentures eligible for exchange in the Exchange Offer (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of the Shelf Registration Statement (in the case of clause (iii)(B) of this Section 4(a)), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (in the case of clause (iii)(C) of this Section 4(a)), Liquidated Damages on the Debentures as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue; and provided further, that no Liquidated Damages shall accrue with respect to any Debenture (i) subsequent to the time of the consummation of the Exchange Offer with respect to such Debenture, or
(ii) at any time that a Shelf Registration Statement is available with respect to such Debenture. Notwithstanding the foregoing, the Company shall not be required to pay Liquidated Damages with respect to the Debentures of a Holder if the applicable Registration Default arises from the Company's failure to file, or cause to become effective, a Shelf Registration Statement within the time periods specified in this Section 4 by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any Prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the NASD or the SEC may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder as contained in the penultimate paragraph of Section 5 to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective. Notwithstanding anything contained herein, (x) no Liquidated Damages shall accrue on Exchange Debentures with respect to periods following the issuance thereof upon exchange for Debentures, and (y) no Liquidated Damages shall accrue on Private Exchange Debentures.

            (b) The Company shall notify the Trustee within one business day after each Registration Default (an "Event Date"). Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 on any Debenture or any Exchange Debenture issued in exchange therefor will be payable in cash on each date for the payment of interest on such Debenture or such Exchange Debenture (to the Person entitled to receive the payment of interest payable on such Debenture or Exchange Debenture on such date), commencing with the first such date occurring after any such Liquidated Damages commence to accrue. Any such Liquidated Damages will be paid by the Company to the Holder of Registered Global Securities (as defined in the Indenture) by wire transfer of same day funds and to Holders of certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

            5.    Registration Procedures

            In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

            (a) Prepare and file with the SEC, a Registration Statement or Registration Statements as prescribed by, and within the time periods specified by, Sections 2 or 3 hereof, and use its diligent best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Debentures covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, one counsel selected by the Holders of a majority in aggregate principal amount of the Registrable Debentures (the "Holders' Counsel"), counsel for such Participating Broker-Dealer and counsel for the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing, or such later date as is reasonable under the circumstances). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Debentures covered by such Registration Statement and the Holders' Counsel, or any such Participating Broker-Dealer and its counsel, as the case may be, or the managing underwriters, if any, shall reasonably object.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be (including any documents to be incorporated by reference therein and all exhibits thereto), as may be necessary to keep such Registration Statement continuously effective for the Effective Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; prior to making any amendment or supplement to such Registration Statement or such Prospectus or filing any document incorporated by reference therein, to furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and obtain the consent of the Initial Purchasers to such amendment, supplement or filing, and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Company shall be deemed not to have used its diligent best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Registrable Debentures covered thereby or Participating Broker-Dealers seeking to sell Exchange Debentures not being able to sell such Registrable Debentures or such Exchange Debentures during that period unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets.

            (c)   If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, notify the selling Holders of Registrable Debentures and Holders' Counsel, or each such Participating Broker-Dealer and their counsel, as the case may be, and the managing underwriters, if any, promptly (but in any event within two business days), (i) when a Prospectus or any Prospectus supplement or post-effective amendment (including any documents to be incorporated by reference therein and all exhibits thereto) has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Debentures or resales of Exchange Debentures by Participating Broker-Dealers the representations and warranties of the Company contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof, to the knowledge of the Company, cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Debentures or the Exchange Debentures to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d)   If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending to use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Debentures or the Exchange Debentures to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, the use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

            (e)   If a Shelf Registration Statement is filed pursuant to
Section 3 and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Debentures being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), their counsel, such Holders, Holders' Counsel, any Participating Broker-Dealer or their counsel determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to such Registration Statement.

            (f)  If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, furnish to each selling Holder of Registrable Debentures, Holders' Counsel and to each such Participating Broker-Dealer who so requests and its counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g)  If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, deliver to each selling Holder of Registrable Debentures and Holders' Counsel, or each such Participating Broker-Dealer and its counsel, as the case may be, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Debentures or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Debentures covered by, or the sale by Participating Broker-Dealers of the Exchange Debentures pursuant to, such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Debentures or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, use its best efforts to cooperate with the selling Holders of Registrable Debentures and Holders' Counsel or each such Participating Broker-Dealer and its counsel, as the case may be, the managing underwriter or underwriters, if any, and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Debentures held by Participating Broker-Dealers or Registrable Debentures are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Debentures held by Participating Broker-Dealers or the Registrable Debentures covered by the applicable Registration Statement.

            (i)  If a Shelf Registration Statement is filed pursuant to
Section 3 hereof, cooperate with the selling Holders of Registrable Debentures and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Debentures to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company or its nominee; and enable such Registrable Debentures to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

            (j) Use its best efforts to cause the Registrable Debentures covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Debentures, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals; provided, however, that the Company shall not be required (A) to qualify generally to do business in any jurisdiction where it is not then so qualified, (B) to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) to subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (k)  If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Debentures being sold thereunder or to the purchasers of the Exchange Debentures to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (l) Use its best efforts to cause the Registrable Debentures covered by a Registration Statement or the Exchange Debentures, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Debentures covered by such Registration Statement or the Exchange Debentures, as the case may be, or the managing underwriter or underwriters, if any.

            (m) Prior to the effective date of the first Registration Statement relating to the Registrable Debentures, (i) provide the Trustee with certificates for the Registrable Debentures in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Debentures.

            (n) In connection with any underwritten offering of Registrable Debentures pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Debentures and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Debentures and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of corporate debt securities, and confirm the same in writing if and when requested; (ii) use reasonable best efforts to obtain the written opinions of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use reasonable best efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72 of Auditing Standards Board of the American Institute of Certified Public Accountants, or any successor statement; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Debentures covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said
Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (o)   If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, make available for inspection by any selling Holder of such Registrable Debentures being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Debentures, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that all information shall be kept confidential by each such Inspector, except to the extent that (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clause
(ii) or this clause (iii) to permit the Company to obtain a protective order (or waive the provisions of this paragraph (o)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holders or any Inspector, or (iv) the information in such Records has been made generally available to the public by the Company. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential, shall be used only for due diligence purposes pursuant to this Section 5(o) and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Registrable Debentures and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

            (p) Provide an indenture trustee for the Registrable Debentures or the Exchange Debentures, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Debentures;
and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Debentures, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

            (q) Comply with all applicable rules and regulations of the SEC and make generally available to its 1 securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Debentures are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Debentures participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Debentures or Private Exchange Debentures, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to customary exceptions and qualifications.

            (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Debentures by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Debentures or the Private Exchange Debentures, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Debentures that such Registrable Debentures are being cancelled in exchange for the Exchange Debentures or the Private Exchange Debentures, as the case may be; in no event shall such Registrable Debentures be marked as paid or otherwise satisfied.

            (t) Cooperate with each seller of Registrable Debentures covered by any Registration Statement, Holders' Counsel and each underwriter, if any, participating in the disposition of such Registrable Debentures and its counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

            (u) Use its diligent best efforts to take all other steps necessary or advisable to effect the registration of the Exchange Debentures and/or Registrable Debentures covered by a Registration Statement contemplated hereby.

            The Company may require each seller of Registrable Debentures as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Debentures as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Debentures of any seller who fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any registration pursuant to a Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

            Each Holder of Registrable Debentures and each Participating Broker-Dealer agrees by acquisition of such Registrable Debentures or Exchange Debentures to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Debentures covered by such Registration Statement or Prospectus or Exchange Debentures to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder's or Participating Broker-Dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Debentures covered by such Registration Statement or Exchange Debentures to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

            6.    Registration Expenses

            (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Debentures or Exchange Debentures and determination of the eligibility of the Registrable Debentures or Exchange Debentures for investment under the laws of such jurisdictions (x) where the holders of Registrable Debentures are located, in the case of the Exchange Debentures, or (y) as provided in Section 5(h) hereof, in the case of Registrable Debentures or Exchange Debentures to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Debentures or Exchange Debentures in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Debentures included in any Registration Statement or in respect of Registrable Debentures or Exchange Debentures to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of Holders' Counsel, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Company desires such insurance,
(viii) fees and expenses of all other Persons retained by the Company, (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

            (b) The Company shall reimburse the Holders of the Registrable Debentures being registered in a Shelf Registration Statement for the reasonable fees and disbursements of Holders' Counsel (in addition to appropriate local counsel) and other out-of-pocket expenses of such Holders of Registrable Debentures incurred in connection with the registration and sale of the Registrable Debentures.

            7.    Indemnification

            (a) In the event of a Shelf Registration Statement or in connection with any delivery by any Participating Broker-Dealer who seeks to sell Exchange Debentures during the Applicable Period, the Company agrees to indemnify and hold harmless each Holder of Registrable Debentures and each Participating Broker-Dealer selling Exchange Debentures during the Applicable Period, and each Person, if any, who controls any such Person within the meaning of the Securities Act (each, a "Participant"), from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Registrable Debentures or Exchange Debentures), to which that Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, the Registration Statement, the Prospectus, or the Registration Statement or Prospectus as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Participant promptly upon demand for any legal and other expenses reasonably incurred as incurred by that Participant in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Participant on account of any loss, claim, damage, liability or action arising from the sale of Debentures to any Person by that Participant if that Participant failed to send or give a copy of the Prospectus (or the Prospectus as amended or supplemented) to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Debentures to such Person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure resulted from non-compliance by the Company with Section 5(b) hereof. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated or deemed incorporated therein by reference, and no Participant shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary Prospectus or the Prospectus to any Person other than a Person to whom such Participant had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Participant.

            (b) Each Participant severally, and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director or officer or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of that Participant specifically for inclusion therein, and shall reimburse the Company, or any such director or officer or controlling Person promptly upon demand for any legal and other expenses reasonably incurred by the Company or any such director or officer or controlling Person in investigating or defending or preparing to defend against, or appearing as a third party witness in connection with, any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Company or any such director, officer or controlling Person.

            (c)   Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party (the "Indemnified Person") shall, if a claim in respect thereof is to be made against the indemnifying party (the "Indemnifying Person") under this Section 7, notify the Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Indemnifying Person shall not relieve it from its obligations hereunder, except to the extent that the Indemnifying Person is materially prejudiced by such failure to notify, or from any liability which it may have to an Indemnified Person otherwise than under this Section 7. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Person shall not be liable to the Indemnified Person under this Section 7 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable investigation, provided, however, that the Participants shall have the right to employ counsel to represent them in an action arising out of any claim in respect of which indemnity may be sought by the Participants against the Company under this
Section 7 if, in the reasonable judgment of the Participants, it is advisable for the Participants to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnifying Person. Except as provided above, it is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiffs, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel with respect to any proceeding, the Indemnifying Person agrees that it shall be liable for any settlement of any such proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

            (d) If the indemnification provided for in this Section 7 shall be for any reason unavailable or insufficient to hold the Indemnified Person harmless, then each Indemnifying Person, with respect to its obligations as provided in Section 7(a) or 7(b), shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Participants on the other hand from the offering of the Debentures, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Participants on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Participant on the other hand with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the sale of the Debentures (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Participant with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Participant, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Person as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d) and subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Participant shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures sold through such Participant and distributed to the public was offered to the public exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute under this
Section 7(d) shall be several and not joint.

            (e)  The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the indemnified Persons referred to above.

            8.  Rules 144 and 144A

            The Company covenants to file with Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual, quarterly and current reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act. The Company further covenants, for so long as any Registrable Debentures remain outstanding, to make available to any Holder or beneficial owner of Registrable Debentures in connection with any sale thereof and any prospective purchaser of such Registrable Debentures from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Debentures pursuant to Rule 144A, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A(d)(4) as then in effect.

            9.  Underwritten Registrations

            If any of the Registrable Debentures covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Debentures included in such offering and reasonably acceptable to the Company.

            No Holder of Registrable Debentures may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Debentures on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            10.  Miscellaneous

            (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Debentures in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The Company has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to a Registration Statement.

            (b) Adjustments Affecting Registrable Debentures. The Company shall not, directly or indirectly, take any action with respect to the Registrable Debentures as a class that would adversely affect the ability of the Holders of Registrable Debentures to include such Registrable Debentures in a registration undertaken pursuant to this Agreement.

            (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Debentures and
(B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Debentures held by all Participating Broker-Dealers; provided, however, that Section 7 and this
Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Debentures or Exchange Debentures, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Debentures whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Debentures may be given by Holders of at least a majority in aggregate principal amount of the Registrable Debentures being sold by such Holders pursuant to such Registration Statement.

            (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

            (1) if to a Holder of the Registrable Debentures or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                            Lehman Brothers Inc.
                            3 World Financial Center
                            New York, New York  10285
                            Attention:  Syndicate Department

                            Merrill Lynch Pierce, Fenner & Smith
                              Incorporated
                            World Financial Center - North Tower
                            New York, New York  10281
                            Attention:  Cara I. Londin

                            with a copy to:

                            Lehman Brothers Inc.
                            3 World Financial Center
                            New York, New York  10285
                            Attention:  Director of Litigation,
                                        Office of the General
                                        Counsel

                            and

                            Simpson Thacher & Bartlett
                            425 Lexington Avenue
                            New York, New York  10017
                            Facsimile No:  (212) 455-2502
                            Attention:  John B. Tehan,  Esq.

            (2)  if to the Initial Purchasers, at the address specified in
      Section 10(d)(1);

            (3)  if to the Company, at the addresses as follows:

                            Illinois Central Railroad Company
                            455 North Cityfront Plaza Drive
                            Chicago, Illinois 60611
                            Facsimile No:  (312) 755-7839
                            Attention:  President

                            with a copy to:

                            Davis Polk & Wardwell
                            450 Lexington Avenue
                            New York, New York  10017
                            Facsimile No:  (212) 450-4800
                            Attention:  Winthrop B. Conrad, Jr., Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless such successor or assign holds Registrable Debentures.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (j) Third Party Beneficiaries. Holders of Registrable Debentures and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

            (k) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

            (l) Underwriting Agreement. Notwithstanding the provisions of Sections 3(d), 5, 6 and 7, in the event of a Shelf Registration pursuant to
Section 3 hereof, to the extent that the Holders of Registrable Debentures shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections with substantially similar effect, the provisions contained in such Sections addressing such issue or issues shall be of no force or effect with respect to the registration of securities being effected in connection with such underwriting or similar agreement.

            (m) Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Registrable Debentures, except that the provisions of Section 4, 6, 7 and Sections 10(h) and (j) shall survive any such termination.



            IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                              ILLINOIS CENTRAL RAILROAD COMPANY



                              By: /s/ Dale W. Phillips
                                 -----------------------------
                                 Name:  Dale W. Phillips
                                 Title: Vice President and Chief
                                          Financial Officer



                              LEHMAN BROTHERS INC.



                              By: /s/ Herbert H. McDade
                                  ----------------------------
                                 Name:  Herbert H. McDade
                                 Title: Managing Director




                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



                              By: /s/ William S. Susman
                                  ----------------------------
                                 Name:  William S. Susman
                                 Title: Vice President